DLH Reports Fiscal 2024 Fourth Quarter Results
Debt Reduced to Under $155 Million as Company Continues its Technology Transformation
Atlanta, Georgia – December 4, 2024 - DLH Holdings Corp. (NASDAQ: DLHC) (“DLH” or the “Company”), a leading provider of science research and development, systems engineering and integration, and digital transformation and cyber security solutions to federal health IT and readiness agencies, today announced financial results for its fiscal fourth quarter and fiscal year ended September 30, 2024.

Recent Highlights
•Reduced debt to $154.6 million as of September 30, 2024 versus $179.4 million as of September 30, 2023. All mandatory principal amortization payments have been satisfied through fiscal 2025.
•Amended credit facility to provide flexibility for business transition.
•Announced new business award of $76 million to deliver C5ISR services to the U.S. Navy.

Fourth Quarter Results
•Fourth quarter revenue was $96.4 million in fiscal 2024 versus $101.5 million in fiscal 2023, reflecting the impact of small business contract conversions in our Veterans Affairs ("VA") and Department of Defense ("DOD") portfolios.
•Earnings were $2.3 million, or $0.16 per diluted share, for the fourth quarter of fiscal 2024 versus $(2.6) million, or $(0.18) per diluted share, for the fourth quarter of fiscal 2023, which included a $7.7 million impairment charge relating to certain long-lived real estate assets which reduced net income.
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") were $10.7 million for the fourth quarter of fiscal 2024 as compared to $4.4 million for the fourth quarter of fiscal 2023, which was impacted by the aforementioned impairment charge. Adjusted EBITDA for the same periods were $10.7 million and $12.1 million, respectively.

Fiscal Year Results
•Fiscal year 2024 revenue was $395.9 million compared to revenue of $375.9 million in fiscal year 2023, reflecting the full year contribution of the December 2022 acquisition and growth in our Health and Human Services portfolio, offset by small business conversions in our DOD and VA portfolios.
•Earnings for the full year were $7.4 million, or $0.51 per diluted share for fiscal 2024 as compared to earnings of $1.5 million, or $0.10 per diluted share in fiscal 2023. Operating results for the prior year were impacted by the impairment charge.
•EBITDA was $42.0 million for fiscal 2024 as compared to $32.7 million in fiscal 2023. Adjusted EBITDA for the same periods were $42.0 million and $42.1 million, respectively.
•Contract backlog was $690.3 million as of September 30, 2024 versus $704.8 million as of September 30, 2023.
Management Discussion
"As we close fiscal 2024, I believe that DLH is well positioned for the road ahead as we manage through this inflection point in our company's journey," said Zach Parker, DLH President and Chief Executive Officer. "We continued using our operating cash flow to reduce debt and ended the year with a total debt balance under $155 million. Furthermore, we recently announced an amendment to our credit facility that provides the flexibility to effectively navigate the transition of our CMOP contracts to small business contractors. That said, our pipeline of new business opportunities has never been stronger. We continue to actively bid on a host of opportunities leveraging our expanded customer base and capability set, and our recent new business win with the US Navy demonstrates the value our highly credentialed work force provides to our customers. Utilizing the platform of technology-powered solutions and services we have assembled through our acquisition program, we are confident in our ability to generate growth as we navigate the small business transition of a portion of our contract portfolio. We believe that our focus on providing innovative, high-value-added solutions in IT, public health, and digital transformation has put us on the path to greater operating results in the future, expansion in our business base, and higher shareholder value."

Results for the Three Months Ended September 30, 2024
Revenue for the fourth quarter of fiscal 2024 was $96.4 million versus $101.5 million in fiscal 2023, once again reflecting strength across the Company's key strategic programs — primarily in public health and IT services — offset by certain work converting to small business set-aside contracts, including the one previously-discussed CMOP location. The Company anticipates additional CMOP contract award decisions during fiscal 2025 to eligible small business bidders.

Income from operations was $6.4 million in fiscal 2024, versus $0.1 million in the fiscal 2023 fourth quarter and, as a percentage of revenue, the Company reported an operating margin of 6.6% in fiscal 2024 versus 0.1% in the prior-year period. In the fourth quarter of fiscal 2023, the Company booked a $7.7 million impairment charge on certain long-lived assets, which negatively impacted operating results for such period. General and administrative expenses declined approximately $1.8 million to $8.5 million in the fiscal 2024 fourth quarter from $10.2 million in fiscal 2023 as the company continued to strategically scale its indirect costs during this transitional period.

Interest expense was $4.2 million in the fourth quarter of fiscal 2024 versus $4.8 million in the prior-year period, reflecting lower debt outstanding due to the Company's use of cash flow generation to de-lever the balance sheet. Income before income taxes was $2.2 million for the fourth quarter this year versus $(4.6) million in fiscal 2023, representing 2.3% and (4.6)% of revenue, respectively, for each period.

For the three months ended September 30, 2024 and 2023, DLH recorded an income tax benefit of $0.1 million and $2.0 million, respectively. During the 2024 fiscal quarter and year, the Company benefited from stock-based compensation expense as options were exercised. The Company reported net income of approximately $2.3 million, or $0.16 per diluted share, for the fourth quarter of fiscal 2024 versus $(2.6) million, or $(0.18) per diluted share, for the fourth quarter of fiscal 2023. As a percentage of revenue for fiscal 2024 and 2023, net income was 2.4% and (2.6)%, respectively.

On a non-GAAP basis, EBITDA for the three months ended September 30, 2024 was approximately $10.7 million versus $4.4 million in the prior-year period, or 11.1% and 4.3% of revenue, respectively. Adjusted EBITDA for the three months ended September 30, 2024 was approximately $10.7 million versus $12.1 million in the prior-year period, or 11.1% and 11.9% of revenue, respectively.
Key Financial Indicators
During the fourth quarter of fiscal 2024, DLH generated $12.4 million in operating cash. As of September 30, 2024 the Company had cash of $0.3 million and debt outstanding under its credit facility of $154.6 million versus cash of $0.2 million and debt outstanding of $179.4 million as of September 30, 2023. Of the $11.9 million debt reduction during the fourth quarter, $9.5 million were voluntary prepayments. The Company has satisfied all mandatory term amortization payments through fiscal 2025.

As of September 30, 2024 total backlog was approximately $690.3 million, including funded backlog of approximately $155.1 million and unfunded backlog of $535.2 million.
Conference Call and Webcast Details
DLH management will discuss fourth quarter results and provide a general business update, including current competitive conditions and strategies, during a conference call beginning at 10:00 AM Eastern Time tomorrow, December 5, 2024. Interested parties may listen to the conference call by dialing 888-347-5290 or 412-317-5256. Presentation materials will also be posted on the Investor Relations section of the DLH website prior to the commencement of the conference call.

A digital recording of the conference call will be available for replay two hours after the completion of the call and can be accessed on the DLH Investor Relations website or by dialing 877-344-7529 and entering the conference ID 4353784.

About DLH
DLH (NASDAQ: DLHC), a Russell 2000 company, enhances technology, public health, and cyber security readiness missions through science, technology, cyber, and engineering solutions and services. Our experts solve some of the most complex and critical missions faced by federal customers, leveraging digital transformation, artificial intelligence, advanced analytics, cloud-based applications, telehealth systems, and more. With over 2,800 employees dedicated to the idea that “Your Mission is Our Passion,” DLH brings a unique combination of government sector experience, proven methodology, and unwavering commitment to innovative solutions to improve the lives of millions. For more information, visit www.DLHcorp.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that refer to expectations, projections or other characterizations of future events or circumstances or that are not statements of historical fact (including without limitation statements to the effect that the Company or its management “believes”, “expects”, “anticipates”, “plans”, “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH’s actual results to differ materially from those indicated by the forward-looking statements. Forward-looking statements in this release include, among others, statements regarding estimates of future revenues, operating income, earnings and cash flow. These statements reflect our belief and assumptions as to future events that may not prove to be accurate. Our actual results may differ materially from such forward-looking statements made in this release due to a variety of factors, including: the risk that we will not realize the anticipated benefits of acquisitions (including anticipated future financial performance and results); the diversion of management’s attention from normal daily operations of the business and the challenges of managing larger and more widespread operations; the inability to retain employees and customers; contract awards in connection with re-competes for present business and/or competition for new business; our ability to manage our debt obligations; compliance with bank financial and other covenants; changes in client budgetary priorities; government contract procurement (such as bid and award protests, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the impact of inflation and higher interest rates; and other risks described in our SEC filings. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 as well as subsequent reports filed thereafter. The forward-looking statements contained herein are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our industry and business.

Such forward-looking statements are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating forward-looking statements, except as may be required by law.

CONTACTS:

INVESTOR RELATIONS
Contact: Chris Witty
Phone: 646-438-9385
Email: cwitty@darrowir.com
TABLES TO FOLLOW
DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Amounts in thousands except per share amounts)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenue	$96,386	$101,476	$395,937	$375,872
Cost of operations:
Contract costs	77,187	79,238	317,026	296,016
General and administrative costs	8,539	10,172	36,959	37,795
Impairment loss of long-lived asset	—	7,673	—	7,673
Corporate development costs	—	—	—	1,735
Depreciation and amortization	4,283	4,281	17,052	15,562
Total operating costs	90,009	101,364	371,037	358,781
Income from operations	6,377	112	24,900	17,091
Interest expense	4,162	4,760	17,153	16,271
Income before provision for income taxes	2,215	(4,648)	7,747	820
Provision for income tax (benefit) expense	(79)	(2,018)	350	(641)
Net income	$2,294	$(2,630)	$7,397	$1,461

Net income per share - basic	$0.16	$(0.19)	$0.52	$0.11
Net income per share - diluted	$0.16	$(0.18)	$0.51	$0.10

Weighted average common stock outstanding
Basic	14,198	13,901	14,169	13,704
Diluted	14,378	14,579	14,405	14,431

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands except par value of shares)

	September 30, 2024	September 30, 2023
	(unaudited)
ASSETS
Current assets:
Cash	$342	$215
Accounts receivable	49,849	59,119
Other current assets	2,766	3,067
Total current assets	52,957	62,401
Goodwill	138,161	138,161
Intangible assets, net	108,321	124,777
Operating lease right-of-use assets	6,681	9,656
Deferred taxes, net	6,245	3,070
Equipment and improvements, net	1,830	1,590
Other long-term assets	186	186
Total assets	$314,381	$339,841
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$25,290	$29,704
Debt obligations - current, net of deferred financing costs	12,058	17,188
Accrued payroll	12,848	13,794
Operating lease liabilities - current	2,652	3,463
Other current liabilities	394	638
Total current liabilities	53,242	64,787
Long-term liabilities:
Debt obligations - long-term, net of deferred financing costs	137,316	155,147
Operating lease liabilities - long-term	12,789	15,908
Other long-term liabilities	902	1,560
Total long-term liabilities	151,007	172,615
Total liabilities	204,249	237,402
Shareholders' equity:
Common stock, $0.001 par value; 40,000 shares authorized; 14,183 and 13,950 shares issued and outstanding at June 30, 2024 and September 30, 2023, respectively	14	14
Additional paid-in capital	100,270	99,974
Retained earnings	9,848	2,451
Total shareholders’ equity	110,132	102,439
Total liabilities and shareholders' equity	$314,381	$339,841

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in thousands)

	Twelve Months Ended
	September 30,
	2024	2023
Operating activities
Net income	$7,397	$1,461
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,052	15,562
Amortization of deferred financing costs charged to interest expense	1,839	2,182
Stock-based compensation expense	1,898	1,922
Deferred taxes, net	(3,175)	(4,604)
Impairment loss of long-lived asset	—	7,673
Changes in operating assets and liabilities
Accounts receivable	9,270	6,845
Other assets	3,276	1,757
Accounts payable and accrued liabilities	(4,414)	(75)
Accrued payroll	(946)	(3,477)
Other liabilities	(4,831)	1,787
Net cash provided by operating activities	27,366	31,033
Investing activities
Business acquisition, net of cash acquired	—	(180,572)
Purchase of equipment and improvements	(836)	(625)
Net cash used in investing activities	(836)	(181,197)
Financing activities
Proceeds from revolving line of credit	361,720	205,268
Repayment of revolving line of credit	(359,208)	(195,721)
Proceeds from debt obligations	—	168,000
Repayments of debt obligations	(27,313)	(20,188)
Payments of deferred financing costs	—	(7,666)
Proceeds from issuance of common stock upon exercise of options and warrants	261	1,108
Payment of tax obligations resulting from net exercise of stock options	(1,863)	(650)
Net cash (used in) provided by financing activities	(26,403)	150,151
Net change in cash	127	(13)
Cash - beginning of year	215	228
Cash - end of year	$342	$215
Supplemental disclosures of cash flow information
Cash paid during the year for interest	$16,043	$14,153
Cash paid during the year for income taxes	$3,264	$5,604
Supplemental disclosures of non-cash activity
Common stock surrendered for the exercise of stock options	$2,822	$238

Non-GAAP Financial Measures
The Company is presenting additional non-GAAP measures regarding its financial performance for the three months and fiscal years ended September 30, 2024 and 2023. The measures presented are Earnings Before Interest Taxes Depreciation and Amortization (“EBITDA”), EBITDA Margin on Revenue, Adjusted EBITDA, and Adjusted EBITDA Margin on Revenue. In calculating Adjusted EBITDA, we have added the corporate development costs associated with completing the December 2022 acquisition to our results for fiscal year 2023 and removed the impairment loss on certain real estate assets. These resulting measures present the quarterly and annual financial performance compared to results delivered in the prior year period. Definitions of these additional non-GAAP measures are set forth below.

We have prepared these additional non-GAAP measures to eliminate the impact of items that we do not consider indicative of ongoing operating performance due to their inherently unusual or extraordinary nature. These non-GAAP measures of performance are used by management to conduct and evaluate its business during its review of operating results for the periods presented. Management and the Company's Board utilize these non-GAAP measures to make decisions about the use of the Company's resources, analyze performance between periods, develop internal projections and measure management performance. We believe that these non-GAAP measures are useful to investors in evaluating the Company's ongoing operating and financial results and understanding how such results compare with the Company's historical performance.

These supplemental performance measurements may vary from and may not be comparable to similarly titled measures by other companies in our industry. EBITDA, Adjusted EBITDA, EBITDA Margin on Revenue and Adjusted EBITDA Margin on Revenue are not recognized measurements under accounting principles generally accepted in the United States, or GAAP, and when analyzing our performance investors should (i) evaluate each adjustment in our reconciliation to the nearest GAAP financial measures and (ii) use the aforementioned non-GAAP measures in addition to, and not as an alternative to, revenue, operating income, net income or diluted EPS, as measures of operating results, each as defined under GAAP. We have defined these non-GAAP measures as follows:

"EBITDA" represents net income before income taxes, interest, depreciation and amortization. EBITDA Margin on Revenue is EBITDA divided by revenue for the relevant period.

“Adjusted EBITDA” represents net income before income taxes, interest, depreciation and amortization and the corporate costs associated with completing the acquisition and the impairment loss on the right of use asset. Adjusted EBITDA Margin on Revenue is Adjusted EBITDA divided by revenue for the relevant period.

Reconciliation of GAAP net income to EBITDA, Adjusted EBITDA, EBITDA Margin on Revenue and Adjusted EBITDA Margin on Revenue, non-GAAP measures (in thousands):

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
	2024	2023	Change	2024	2023	Change
Net income	$2,294	$(2,630)	$4,924	$7,397	$1,461	$5,936
Interest expense, net	4,162	4,760	(598)	$17,153	$16,271	882
Provision for income tax (benefit) expense	(79)	(2,018)	1,939	350	(641)	991
Depreciation and amortization	4,283	4,281	2	17,052	15,562	1,490
EBITDA	$10,660	$4,393	$6,267	$41,952	32,653	$9,299
Impairment loss of long-lived asset (a)	—	7,673	(7,673)	—	7,673	(7,673)
Corporate development costs (b)	—	—	—	—	1,735	(1,735)
Adjusted EBITDA	$10,660	$12,066	$(1,406)	$41,952	$42,061	$(109)
Net income Margin on Revenue	2.4%	(2.6)%		1.9%	0.4%
EBITDA Margin on Revenue	11.1%	4.3%		10.6%	8.7%
Adjusted EBITDA Margin on Revenue	11.1%	11.9%		10.6%	11.2%

(a): Represents impairment loss of certain long-lived real estate assets associated with a reduction of the fair value of an asset prompted by a triggering event. During the fourth quarter of fiscal 2023, DLH reduced its leased office space requirement by consolidating underutilized premises as part of an ongoing facility rationalization effort, to accurately reflect the operational needs of the business. As a result, the Company has determined that its Right of Use Assets experienced a reduction in fair value below its associated carrying value and recorded a $7.7 million loss of fair value.

(b): Represents corporate development costs we incurred to complete the December 2022 transaction. These costs primarily include legal counsel, financial due diligence, customer market analysis and representation and warranty insurance premiums.